                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY
                 FIFTH AMENDMENT, CONSENT, WAIVER AND AGREEMENT

          FIFTH AMENDMENT, CONSENT, WAIVER AND AGREEMENT, dated as of May 21, 1999 (this "AMENDMENT"), to the Existing Credit Agreement (as hereinafter defined), by and among (i) THE SELMER COMPANY, INC., a Delaware corporation f/k/a Symphony Industries, Inc. ("SELMER"), (ii) STEINWAY, INC., a Delaware corporation ("STEINWAY" and, together with Selmer, the "BORROWERS"), (iii) STEINWAY MUSICAL INSTRUMENTS, INC., a Delaware corporation f/k/a Selmer Industries, Inc. ("SMI"), (iv) BOSTON PIANO COMPANY, INC., a Massachusetts corporation ("BOSTON PIANO CO."), (v) THE SMI TRUST, a Massachusetts business trust ("SMIT"), (vi) S&B RETAIL, INC., a Delaware corporation ("S&B RETAIL"),
(vii) EMERSON MUSICAL INSTRUMENTS, INC., a Delaware corporation ("EMERSON"),
(viii) THE STEINWAY PIANO COMPANY, INC., a Delaware corporation ("SPC"; and together with the foregoing parties, the "CREDIT PARTIES") and (ix) BNY FINANCIAL CORPORATION, a New York corporation (the "LENDER").

                                    RECITALS

          The Borrowers and the other Credit Parties and Lender have entered into the Existing Credit Agreement, pursuant to which the Lender is providing to the Borrowers a $60,000,000.00 revolving credit and term loan facility and a $22,500,000 term loan facility, which are secured by certain accounts receivable and other collateral of the Borrowers and guaranteed by the other Credit Parties. The Credit Parties have requested that the Lender: (i) permit them to use net cash balances to prepay amounts owing to SMIT under the SMIT Notes (as defined below) and from time to time reborrow any amounts so repaid; (ii) consent to the DM 3.100.000 loan by SMIT to Boston Piano GmbH; and (iii) waive certain provisions of the Existing Credit Agreement and the other Credit Documents which would otherwise prohibit the consummation of some or all of the Transactions (as defined below). Subject to the terms and conditions hereof, the Lender is willing to permit such prepayments and reborrowings, permit such loan and to waive such provisions of the Existing Credit Agreement and the other Credit Documents.

          In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

                                    ARTICLE I
                                   Definitions

          1. DEFINITIONS. (a) In addition to the definitions set forth in the heading and the recitals to this Amendment, the following definitions shall apply hereto:

          "AGREEMENT" shall mean the Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of May 25, 1995, by and among Selmer, Steinway, SMI, SMP, Boston Piano Co. and the Lender, as amended, supplemented or otherwise modified from time to time up to and including this Amendment.

          "BOSTON PIANO LOAN" shall mean that certain DM 3.100.000 loan from SMIT to Boston Piano GmbH, as evidenced by that certain Promissory Note, dated May 21, 1999 from Boston Piano GmbH to SMIT.

          "CURRENT INTEREST NOTES" shall mean (i) that certain Demand Promissory Note of Selmer to SMIT dated December 16, 1998 in an aggregate principal amount of $12,836,076, (ii) that certain Demand Promissory Note of Steinway to SMIT dated March 24, 1999 in an aggregate principal amount


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of $2,933,000 and (iii) that certain Demand Promissory Note of Steinway to SMIT dated March 29, 1999 in an aggregate principal amount of $621,000.

          "EXISTING CREDIT AGREEMENT" shall mean the Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of May 25, 1995, by and among Selmer, Steinway, SMI, SMP, Boston Piano Co. and the Lender, as amended by: (i) the First Amendment, Consent, Waiver and Agreement, dated as of December 31, 1996, to the Existing Credit Agreement (as defined therein) by and among Selmer, Steinway, SMI, SMP, Boston Piano Co., SMIT, S&B Retail and the Lender; (ii) the Second Amendment, dated as of January 1, 1997, to the Existing Credit Agreement (as defined therein), by and among Selmer, Steinway, SMI, Boston Piano Co., SMIT, S&B Retail and the Lender; (iii) the Third Amendment, Consent, Waiver And Agreement, dated as of January 31, 1997, to the Existing Credit Agreement (as defined therein), by and among the Credit Parties and the Lender and (iv) the Fourth Amendment and Agreement, dated as of April 1, 1999, to the Existing Credit Agreement (as defined therein), by and among the Credit Parties and the Lender as amended, supplemented or otherwise modified from time to time prior to the Fifth Amendment Effective Date.

          "FIFTH AMENDMENT DOCUMENTS" shall mean this Amendment, and all other agreements, instruments and documents, if any, executed or delivered pursuant to or in connection with this Amendment and the transactions contemplated hereby and thereby.

          "SELMER NOTE" shall mean that certain Promissory Note of Selmer to SMIT dated September 4, 1996, in an aggregate principal amount of $62,305,000.00, a copy of which is attached hereto as Exhibit I.

          "SELMER REVOLVING INTEREST NOTE" shall mean that certain Revolving Promissory Note dated May 21, 1999, in an aggregate principal amount not to exceed $30,000,000 by Selmer to SMIT.

          "SELMER PREPAYMENTS/REBORROWINGS" shall mean Selmer's use of net cash balances in excess of $500,000.00 from time to time to prepay amounts owing to SMIT under the Selmer Note and Selmer's reborrowing from time to time of any amounts so repaid.

          "SMIT REVOLVING INTEREST NOTES" shall mean the Selmer Revolving Interest Note and the Steinway Revolving Interest Note.

          "SMIT NOTES" shall mean the Selmer Note, the Steinway Note, and the SMIT Revolving Interest Notes.

          "STEINWAY NOTE" shall mean that certain Promissory Note of Steinway Musical Properties, Inc. to the Selmer Company, Inc., dated May 25, 1995, in an aggregate principal amount of $80,000,000.00 a copy of which is attached hereto as Exhibit II.

          "STEINWAY REVOLVING INTEREST NOTE" shall mean that certain Revolving Promissory Note, dated May 21, 1999, in an aggregate principal amount not to exceed $30,000,000 by Steinway to SMIT.

          "STEINWAY PREPAYMENTS/REBORROWINGS" shall mean Steinway's use of net cash balances in excess of $500,000.00 from time to time to prepay amounts owing to SMIT under the Steinway Note and Steinway's reborrowing from time to time of any amounts so repaid.

          "TRANSACTIONS" shall mean the collective reference to (i) the Selmer Prepayments/Reborrowings; (ii) the Steinway Prepayments/Reborrowings and (iii) the Boston Piano Loan, in each instance to the extent and as more fully described in this Amendment.

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          (b) Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

                                   ARTICLE II
                                 Representations

          1. REPRESENTATIONS. Each of the Credit Parties hereby represents and warrants as follows:

          (a) It has full power, authority and legal right, to enter into this Amendment and each of the other Fifth Amendment Documents to which it is a party and perform all of its respective obligations hereunder and thereunder. The execution, delivery and performance hereof and thereof are within its powers and have been duly authorized, are not in contravention of any law(s) which might have a material adverse effect upon it, the Collateral, its operations, financial condition or prospects, or in contravention of the terms of its by-laws, certificate of incorporation, declaration of trust or other documents relating to its formation, as applicable, or to the conduct of its business or of any material agreement or undertaking to which it is a party or by it is bound, and will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien upon any of its assets under, the provisions of any agreement, charter, instrument, by-law, declaration of trust or other instrument to which it is a party or by which it or its assets may be bound.

          (b) It is duly organized and in good standing under the laws of its respective state of organization and it is qualified to do business and is in good standing in the states listed on SCHEDULE 5.2 of the Existing Credit Agreement, which constitute all states in which qualification and good standing are necessary for it to conduct its businesses and own its properties and where the failure to so qualify would have a material adverse effect on it or its businesses.

          (c) This Amendment and each of the other Fifth Amendment Documents to which it is a party have been duly executed and delivered on its behalf and this Amendment and each of the other Fifth Amendment Documents to which it is a party constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (d) The conditions contained in Article VI hereof have been satisfied.

          (e) Each of the Credit Documents is on the date hereof in full force and effect.

          (f) No Default or Event of Default has occurred and is continuing.

                                   ARTICLE III
                     Amendments to Existing Credit Agreement

          1. AMENDMENTS TO SECTION 1. (a) Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following new definitions therein in the appropriate alphabetical order:

                    "BLOCKED ACCOUNT AGREEMENT" shall mean that certain Blocked Account Agreement, dated as of the date hereof, by and among SMIT, BNYFC and The Bank of New York, as the same may be amended, supplemented or modified from time to time.

                    "BOSTON PIANO LOAN" shall mean that certain DM 3.100.000 loan from SMIT to Boston Piano GmbH, as evidenced by that certain Promissory Note, dated May 21, 1999 from Boston Piano GmbH to SMIT.

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                    "FIFTH AMENDMENT" shall mean the Fifth Amendment,
         dated as of May 21, 1999, to the Existing Credit Agreement (as defined therein), by and among Selmer, Steinway, SMI, Boston Piano Co., SMIT, S&B Retail, Emerson, SPC and the Lender.

                    "FIFTH AMENDMENT DOCUMENTS" shall mean the Fifth Amendment, the Blocked Account Agreement, the First Amendment to Pledge Agreement, dated as of May 21, 1999 by and between SMIT and the Lender, and all other agreements, instruments and documents, if any, executed or delivered pursuant to or in connection with the Fifth Amendment and the transactions contemplated thereby.

                    "FIFTH AMENDMENT EFFECTIVE DATE" shall mean the date on which all of the conditions precedent to the effectiveness of the Fifth Amendment set forth in Article VI of the Fifth Amendment are first satisfied or waived.

                    "SELMER REVOLVING INTEREST NOTE" shall mean that certain Revolving Promissory Note dated May 21, 1999, in an aggregate principal amount not to exceed $30,000,000.00 by Selmer to SMIT.

                    "SELMER PREPAYMENTS/REBORROWINGS" shall mean Selmer's use of net cash balances in excess of $500,000.00 from time to time to prepay amounts owing to SMIT under the Selmer Note and Selmer's reborrowing from time to time of any amounts so repaid.

                    "SMIT REVOLVING INTEREST NOTES" shall mean the Selmer Revolving Interest Note and the Steinway Revolving Interest Note.

                    "SMIT NOTES" shall mean the Selmer Note, the Steinway Note, and the SMIT Revolving Interest Notes.

                    "SMIT BLOCKED ACCOUNT" shall mean that certain Account No. _____________ at The Bank of New York.

                    "STEINWAY REVOLVING INTEREST NOTE" shall mean that certain revolving Promissory Note, dated May 21, 1999, in an aggregate principal amount not to exceed $30,000,000.00 by Steinway to SMIT.

                    "STEINWAY PREPAYMENTS/REBORROWINGS" shall mean
         Steinway's use of net cash balances in excess of $500,000.00 from time to time to prepay amounts owing to SMIT under the Steinway Note and Steinway's reborrowing from time to time of any amounts so repaid.

          (b) Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of "Credit Documents" in its entirety and replacing it with the following:

                    "CREDIT DOCUMENTS" shall be the collective reference to this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Term Note (if any), the Guarantees, the Letter of Credit Documents and the Security Documents.

          2. AMENDMENT TO SECTION 4.15(h). Section 4.15(h) is hereby amended by inserting the words "including, but not limited to, the SMIT Blocked Account" after the words " or other blocked accounts" into the fifth line of said section.

          3. AMENDMENTS TO SECTION 7. (a) Section 7.15 of the Existing
Credit Agreement is hereby amended by (i) deleting the word "or" between "terminated," and "(iii) the exchange" in the second sentence thereof and (ii) incorporating at the end of the second sentence thereof the following:

          ", or (iv) the Selmer Prepayments/Reborrowings and the Steinway Prepayments/Reborrowings, PROVIDED that (A) BNYFC must receive oral notice of any such prepayment or reborrowing, to be immediately followed by a writing from the Borrower making such prepayment or reborrowing in the form attached hereto as EXHIBIT 7.15; (B) the amount of any such prepayment or reborrowing shall not exceed the difference between (I) the net cash balance available for any such prepayment or reborrowing MINUS (II) any Advances outstanding under this Agreement, (C) at the time such prepayment or reborrowing is requested no Default or Event of Default shall have occurred and be continuing; (D) any such prepayment or reborrowing shall be subject to BNYFC's prior written approval, in its sole and absolute discretion; and (E) from and after the date hereof, all payments and/or prepayments of principal and/or interest made by Selmer or Steinway under the SMIT Notes shall be made to the SMIT Blocked Account which shall at all times be subject to a Blocked Account Agreement."

          (b) Section 7 is hereby amended by incorporating at the end thereof the following section:

          "7.21. INTEREST NOTES. At any time permit either of the Selmer Revolving Interest Note or the Steinway Revolving Interest Note to have a balance in excess of $30,000,000."

          4. AMENDMENT TO EXHIBIT 7.15. Exhibit 7.15 shall read as set forth on
Exhibit 7.15 attached hereto.

                                   ARTICLE IV
                                     Waivers

          The Lender hereby waives, pursuant to Section 14.14 of the Existing Credit Agreement, any Default or Event of Default arising as a result of the failure by either of the Borrowers or any other Credit Party, as applicable, to comply with or to satisfy the requirements of:

          1. Section 7.5 of the Agreement, but only with respect to the Boston Piano Loan; and

          2. Section 4.3 of the Agreement, but only with respect to the Boston Piano Loan.

                                    ARTICLE V
                                    Consents

          The Lender hereby consents to the Transactions.

                                   ARTICLE VI
                           Conditions to Effectiveness

          This Amendment, and the modifications to the Credit Agreement provided for herein, shall become effective on the date (the "FIFTH AMENDMENT EFFECTIVE DATE") on which all of the following conditions have been (or are concurrently being) satisfied:

          1. The following documents shall have been duly executed and delivered by each party thereto:

                    (i)  this Amendment; and

                    (ii) the other Fifth Amendment Documents.

          2. Each of the representations and warranties made by the Credit Parties in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of the Fifth

Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

          3. No Default or Event of Default shall have occurred and be continuing.

          4. The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which a Credit Party may be a party.

          5. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Existing Credit Agreement, the Credit Agreement, this Amendment and the other Fifth Amendment Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

          6. The replacement of the Current Interest Notes with the SMIT Revolving Interest Notes.

                                   ARTICLE VII
                                  Miscellaneous

          1. PAYMENT OF EXPENSES. Without limiting its obligations under Section
14.13 of the Agreement, the Borrowers jointly and severally agree to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with this Amendment and the other Fifth Amendment Documents, including, without limitation, the reasonable costs and expenses of Cadwalader, Wickersham & Taft, counsel to the Lender and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement.

          2. NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect.

          3. AFFIRMATION BY CREDIT PARTIES. Each Credit Party hereby consents to the execution and delivery of this Amendment and each of the other Fifth Amendment Documents to which such Credit Party is a party and reaffirms its obligations under the Credit Documents executed by such Credit Party.

          4. GOVERNING LAW; COUNTERPARTS. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          (b) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with each of the Borrowers and the Lender. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                           [ SIGNATURE PAGES FOLLOW ]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.



                              THE SELMER COMPANY, INC.



                              By   /s/ Dennis M. Hanson
                                   ---------------------------------------------
                              Name:   Dennis M. Hanson
                              Title:  Vice President

                              STEINWAY, INC.



                              By   /s/ Dennis M. Hanson
                                   ---------------------------------------------
                              Name:   Dennis M. Hanson
                              Title:  Vice President

                              STEINWAY MUSICAL INSTRUMENTS, INC.



                              By   /s/ Dennis M. Hanson
                                   ---------------------------------------------
                              Name:   Dennis M. Hanson
                              Title:  Vice President

                              BOSTON PIANO COMPANY, INC.



                              By   /s/ Dennis M. Hanson
                                   ---------------------------------------------
                              Name:   Dennis M. Hanson
                              Title:  Vice President

                              THE SMI TRUST



                              By   /s/ Dennis M. Hanson
                                   ---------------------------------------------
                              Name:   Dennis M. Hanson
                              Title:  Trustee



                    [SIGNATURE BLOCKS CONTINUED ON NEXT PAGE]

                              S&B RETAIL, INC.



                              By   /s/ Dennis M. Hanson
                                   ---------------------------------------------
                              Name:   Dennis M. Hanson
                              Title:  Vice President

                              EMERSON MUSICAL INSTRUMENTS, INC.



                              By   /s/ Dennis M. Hanson
                                   ---------------------------------------------
                              Name:   Dennis M. Hanson
                              Title:  Vice President

                              THE STEINWAY PIANO COMPANY



                              By   /s/ Dennis M. Hanson
                                   ---------------------------------------------
                              Name:   Dennis M. Hanson
                              Title:  Vice President

                              BNY FINANCIAL CORPORATION



                              By   /s/ James Belanger
                                   ---------------------------------------------
                              Name:   James Belanger
                              Title:  Vice President

                                  EXHIBIT 7.15


                             [Selmer Company, Inc.]
                                [Steinway, Inc.]
                                800 South Street
                                    Suite 425
                        Waltham, Massachusetts 02154-4139


BNY Financial Corporation
4201 Wilshire Boulevard
Room 450
Los Angeles, California 90010

                  As discussed in our phone conversation of ___________________, and as permitted under the provision of Section 7.15 of the Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of May 25, 1995, by and among Selmer, Steinway, SMI, SMP, Boston Piano Co. and the Lender, as amended, supplemented or otherwise modified from time to time (the "AGREEMENT"), the undersigned requests that the Lender effect a [prepayment] [reborrowing] under the [Selmer] [Steinway] Note in the amount of $__________. After giving effect to such [prepayment] [reborrowing], the following are the outstanding balances of the SMIT Notes

                  Selmer Note:

                  Selmer Revolving Interest Note:

                  Steinway Note:

                  Steinway Revolving Interest Note:

                  All capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

                                       [THE SELMER COMPANY, INC.]
                                       [STEINWAY, INC.]


                                       By
                                         ---------------------------------------
                                       Name:
                                       Title: